Exhibit 10.1

AMENDMENT NUMBER SIX TO THE
LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER SIX to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company currently maintains the Plan; and
WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;
WHEREAS, the Company desires to amend the Plan to simplify the participant experience and reflect more clearly the Plan’s operations;
NOW, THEREFORE, the Plan is hereby amended effective as of November 1, 2014 unless otherwise indicated as follows:
1.    The first paragraph in Section 3 shall be revised to read as follows:
An employee shall be eligible to participate in the Plan as of the date he is designated by the Committee for eligibility, either individually or as a member of a class of employees. Effective for Plan Years beginning on and after January 1, 2015, until determined otherwise by the Committee, the employees who are eligible to become Participants for a given Plan Year are those employees of the Company (i) who have submitted on or before the Election Date applicable to such Plan Year an irrevocable election to participate in the 401(k) Plan during such Plan Year, and (ii) who are on or before the Election Date applicable to such Plan Year vice president level or above. Notwithstanding the foregoing, a person who would otherwise become eligible to participate in the Plan as a result of promotion within the Company or as a result of being rehired by the Company, shall not be eligible to participate in the Plan until the first day of the Plan Year following the date such promotion or rehire becomes effective.
2.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS HEREOF, this Amendment Number Six has been executed on the date shown below, but effective as of the date specified herein.

LOWE'S COMPANIES, INC.

By:	/s/ Maureen K. Ausura
Maureen K. Ausura Chief Human Resources Officer

Date:	December 12, 2014